EXHIBIT 3.2

BY-LAWS
OF
STONE CONSULTING SERVICES, INC.

(A Delaware Corporation)

ARTICLE I.

REGISTERED OFFICE AND REGISTERED AGENT

1.1 Offices. The corporation shall have and continuously maintain in the State of Delaware a registered office that may be, but not need be, the same as one of its places of business, and a registered agent, which agent may be either an individual resident in the State of Delaware, or a domestic corporation, or a foreign corporation, authorized to transact business in the State of Delaware.

1.2 Addresses. The registered office of the corporation is to be located at 2711 Centreville Road, Suite 400, City of Wilmington, in the State of Delaware 19808. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc. The registered office and the registered agent may be changed from time to time by the Board of Directors of the corporation (the “Board of Directors”).

ARTICLE II.

MEETINGS OF STOCKHOLDERS

2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated by a resolution of the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be designated by a resolution of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors (the “Chairman”), by a majority of the Board of Directors, or at the request in writing of the holders of record of a majority of the capital stock outstanding and entitled to vote, and such special meetings shall be called by the Secretary.

2.3 Proxies. Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled in person or by proxy signed by him to one vote for each share of voting stock, such proxy to be valid for three years from its date, unless it provides for a longer period. Such right to vote shall be subject to the right of the Board of Directors to fix a record date for determining stockholders entitled to vote, as hereinafter provided, and if the directors shall not have exercised such right, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders, or for any other purpose, shall be the date prescribed by the laws of the Delaware General Corporation Law then in effect (the “DGCL”).

2.4 Notice. Notice of all meetings shall be mailed by the Secretary to each stockholder of record entitled to vote, at his or her last known post office address, no more than 60 days and no less than 10 days prior to the date of the meeting, except where a longer or shorter period of notice is required by the DGCL.

2.5 Required Vote. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if holders of a majority of the outstanding stock who would have been entitled to vote upon the action if such a meeting were held shall consent in writing to such corporate action being taken.

2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented and any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any changes, conversion or exchange of stock or for any other lawful purpose, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting; more than 10 days after the date of adoption of the Board resolution for actions by written consent; or more than 60 days prior to any other action. In no event shall the record date precede the date of adoption of the applicable Board resolution. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting

2.8 Stockholders of Record. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as the owner of such shares and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE III.

DIRECTORS

3.1 Duties and Powers; Number. The property and business of the corporation shall be managed and controlled by its Board of Directors which initially shall consist of one person, the exact number of which shall be as fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders. “Majority vote” shall mean in the case of meetings of the directors, an affirmative vote of a majority of the directors present and voting, provided that a quorum is present.

3.2 Election of Directors; Term. The directors, following the initial Board of Directors, shall be elected at the annual meeting of the stockholders, except as provided in this Article, and each director elected shall hold office until his or her successor is elected and qualified.

3.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors, or by a majority vote of the stockholders, and a director so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

3.4 Election of Officers. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such time and place as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors shall be present at such time and place, no prior notice of such meeting need be given to the directors.

3.5 Regular Meetings. The directors may meet regularly on such date and at such time as shall be designated from time to time by the Board. No notice of these meetings shall be required.

3.6 Special Meetings. Special meetings of the directors may be called by the Chairman or by a majority of the directors then in office on two days notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified.

3.7 Manner and Place of Meetings. Meetings may be held at such place within or without the State of Delaware as shall be fixed by the Board. Members of the Board of Directors, or any committee designated by the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participate in a meeting pursuant to this subsection shall constitute presence in person at the meeting.

3.8 Quorum; Vote. A majority of the entire Board of Directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured. At all meetings of the Board of Directors, each director is to have one vote.

3.9 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

3.10 Removal. Any one or more of the directors may be removed either with or without cause, at any time by a majority vote of stockholders at any special meeting called for that purpose or by vote of a majority of directors.

3.11 Committees. The Board of Directors may designate one or more committees, such as an executive committee, by resolution or resolutions passed by majority vote of the Board. Such committee or committees shall consist of one or more directors of the corporation and, to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the corporation to the extent permitted by statute. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Such committee or committees shall not, in any event, have any power or authority to amend the corporation’s Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or to amend these By-laws. Furthermore, no committee or committees shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

ARTICLE IV.

OFFICERS OF THE CORPORATION

4.1 Titles. The officers of the corporation shall be a President, one or more Vice President, a Secretary, a Treasurer, and such other officers as may from time to time be chosen by the Board of Directors (the “Board”). One person may hold the offices of President or Vice President and the additional offices of Secretary and/or Treasurer. A Chairman of the Board of Directors (“the Chairman”) may also be elected by the Board and a person holding the office of Chairman may hold the additional offices of President or Vice President, Secretary and/or Treasurer.

4.2 Term. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by majority vote of the Board. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by majority vote of the Board of Directors.

4.3 Chairman of the Board. The Chairman of the Board, if any, shall preside over all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

4.4 President. The President shall be the chief executive officer of the corporation. The President shall have general and active management of the business of the corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages, and other obligations and instruments, for the corporation, in the name of the corporation, and to affix the corporate seal thereto when so authorized by the Board of Directors. The President shall have the general supervision and direction of all the other officers of the corporation and shall see that their duties are properly performed. Unless there is a Chairman of the Board, it shall be the duty of the President to preside over all meetings of the stockholders and directors.

4.5 Vice President(s). The Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation by the Board of Directors, then in the order of their election) shall be vested with all the powers to perform all the duties of the President in his, her or their absence or disability and shall perform all the duties of the President in his, her or their absence or disability and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

4.6 President Pro Tem. In the absence or disability of the President and all of the Vice President, the Board of Directors may appoint from their own number a President Pro Tem.

4.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of such meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the executive committee and for any standing committees, if any, when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall act. He or she shall have custody of the corporation’s seal and he or she, or an Assistant Secretary, shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

4.8 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

4.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe. The Treasurer shall give the corporation a bond, if required by the Board of Directors for the faithful performance of the duties of his or her office and the restoration to the corporation, in case of his or her death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession, belonging to the corporation. He or she shall also perform such other duties as the Board of Directors or the President may from time to time prescribe or require.

4.10 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination then in the order of their election), in the absence of the Treasurer or in the event of his or her inability or refusal to act, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe or require.

4.11 Delegation of Duties of Officers. In the case of the absence or disability of any officer of the corporation, the Board of Directors may delegate the powers or duties of any such officer to any other officer or to any director of the corporation on a temporary basis.

ARTICLE V.

STOCK

5.1 Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation, by the President or a Vice President and by the Treasurer and/or the Secretary, certifying the number of shares owned by him or her in the corporation.

5.2 Replacement of Stock Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an Affidavit of the fact by the person claiming the certificate being lost, stolen or destroyed as the Board may deem satisfactory. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a satisfactory bond of indemnity in an amount sufficient to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed. A new certificate may be issued without requiring bond when, in the judgment of the Board of Directors, it is proper to do so.

5.3 Transfers of Stock. Upon surrender to the corporation or to the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer the shares, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the corporation’s books.

5.4 Dividends. Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock at such rate as may be fixed by the Board of Directors consistent with any limitations found within the corporation’s Certificate of Incorporation or By-laws.

5.5 Reserves for Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VI.

INDEMNIFICATION AND ADVANCEMENTS

6.1 Indemnification. All directors, officers, employees or agents of the corporation or anyone serving as a director, officer, employee or agent of another corporation at the request of the corporation shall be indemnified by the corporation to the fullest extent and in the manner permitted by Section 145 of the DGCL.

6.2 Advances. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be advanced by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt from such person of the undertaking required by the DGCL.

ARTICLE VII.

GENERAL

7.1 Notices. Whenever, under the provisions of the statutes or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile.

7.2 Waivers. Whenever any notice is required to be given under the provisions of the statutes or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

7.3 Contracts. In addition to, and specifically not in limitation of, such authority as may be granted to them under the DGCL, the Board of Directors may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

7.4 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors, and standing committees. The books, accounts and records of the corporation, except as otherwise required by the DGCL, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by resolution of the Board of Directors.

ARTICLE VIII.

AMENDMENTS

These By-laws may be altered, amended, repealed or supplemented by majority of the Board of Directors, or by the affirmative vote of a majority of the stockholders.